November 23, 1999

RE: Third Quarter Results and News at FullNet Communications, Inc.

Dear Shareholder:

Certain forward-looking statements contained herein regarding FullNet Communications, Inc.'s (the "Company") business and prospects are based upon numerous assumptions about future conditions, which may ultimately prove to be inaccurate and actual events and results may materially differ from anticipated results described in such statements. The Company's ability to achieve such results is subject to certain risks and uncertainties, such as those inherent generally in the Internet service provider ("ISP") and competitive local exchange carrier ("CLEC") industries, the impact of competition and pricing, changing market conditions, and other risks. Any forward-looking statements contained herein represent the Company's judgment as of the date hereof. The Company disclaims, however, any intent or obligation to update these forward-looking statements.

This is the first quarterly financial report published by the Company. In October of this year, the Company became a reporting public company under the Securities Exchange Act of 1934. FullNet has just completed its 1999 third quarter and filed its 1934 Act quarterly report. Like other public companies, the Company will furnish you with the results of operations and important news about the Company four times per year.

During the third quarter, revenues for the period were $242,000 which represents a loss per share of $.05 compared to revenues of $219,000 or a loss per share of $.04 for the same period of 1998. The third quarter included nonrecurring expenses of $8,000 for costs related to start up costs of FullTel. Year to date revenues were $877,000 or a loss per share of $.17 compared to revenues of $862,000 and loss per share of $.06 for the same period one year ago. Year to date expenses included nonrecurring expenses of $40,000 or $.02 per share for costs related to the start up costs of FullTel.

I am pleased to report that the Company has had a number of important developments during the first nine months of 1999. Major successes were (1) the completion of the Company's 504 offering of common stock which raised the Company net $498,000 after expenses, (2) the formation of FullTel and receipt of FullTel's CLEC authorization. Additionally, the Company retained National Securities Corporation ("National") for investment banking and financial advisory purposes to aid the Company in the development of its strategic business opportunities, merger/acquisition and capital placement services to fund its acquisitions, digital subscriber line ("DSL") rollout and other needs.

With the Form 10-SB filing now effective, the Company's stock is now eligible to be quoted on the OTC Bulletin Board subject to application being made to the Bulletin Board by a market maker desiring to quote the stock. While there can be no assurance as to how long this process will take, the Company is working with National to identify potential market makers to make quotations in the Company's common stock and make the necessary applications.

Since its inception, the Company has continuously focused on bringing technology to rural Oklahoma. As such, it has been a local Internet backbone technology leader. However, I am pleased to share with you the announcement that as the Company enters the new millennium, it is redesigning the way it does business by organizing into three separate business units. By focusing the business into three business units, the Company will become a revenue and customer driven total Internet solutions company that will draw from technology skills of the three units.

In implementing its operations, the Company intends to design and implement five strategies under the new business units: two strategies in retail ISP, two in the CLEC market, and one in the network colocation business. A sixth and common strategy to all three divisions and shareholder value is development of the FullNet brand name throughout Oklahoma. The strategies are as follows:

      FULLNET.NET

     1. Acquisitions. The Company has begun its merger and acquisition strategy in the fourth quarter 1999. It is the intention of FullNet to acquire ISP's in the Oklahoma market segment to increase revenues and move towards its goal of establishing a dominant rural Oklahoma market share while taking advantage of routing more subscribers over the existing backbone infrastructure that it has put in place since 1995.

     2. Internal Sales. The Company intends to increase its brand name presence in up to 25 markets in Oklahoma through its recently unveiled FullNet brand independent sales agent program to grow ISP access service revenues. The FullNet sales program will designate a FullNet sales agent in a local market and pay a commission equal to a percentage of the monthly recurring revenues for each DSL or dial-up account sold under the FullNet brand name.

         FULLTEL

     3. FullTel Communications, Inc., a wholly owned subsidiary, is a licensed CLEC. First, FullTel will provide its local exchange services to FullNet customers in Oklahoma communities. FullTel operations are expected to start in early 2000. FullTel will provide switching access for its ISP subscribers and reach rural Oklahoma markets with this significantly decreased cost structure compared to the structure under which the Company is currently operating.

          Concurrent with bringing online the FullTel telephone switch in Oklahoma City, the Company also intends to begin the roll out of DSL broadband service. Current plans are to initially implement this in six Oklahoma markets, with an eventual expansion to up to 25 markets. A private placement is currently being considered by FullNet as the funding vehicle to provide the financing necessary to enable the Company to implement its business model of providing DSL service and for future mergers and acquisitions.

     4. Additionally, FullNet is currently working on laying its own fiber connections to the existing regional bell operating company ("RBOC") tandem in Oklahoma City. This will allow us to cross-connect to any local or long distance provider in the state, which would eliminate monthly local loop charges incurred. Additionally, the RBOC will be required to pay fees to the Company for all traffic over the fiber connections that terminates at the Company. Hence, completion and implementation of this process can both reduce costs and increase revenues.

     FULLSOLUTIONS

     5. The FullSolutions, Inc. division will focus on providing turnkey solutions for businesses and individuals for network integration including Intranet, Internet, e-commerce applications, web page development, web hosting, backbone services, domain name registration and broadband access development such as DSL and leased lines.

The short-term mission of the Company is to become a dominant Internet solutions provider in the Oklahoma marketplace while preparing the Company to enter adjacent states with a similar strategy. Hence, by implementing the new business unit operating platform, FullNet Communications, Inc. and its divisions are deploying its assets to become a total solutions provider from Internet connectivity, web page development, web page hosting, broadband DSL service, and e-commerce to local Intranets.

We believe our planned strategy of: (1) acquiring and building new Oklahoma ISP subscribers, (2) entry into the local telephone access and broadband delivery market through DSL, and (3) expanding our network solutions division to be able to service small and medium sized businesses in Oklahoma will serve to increase shareholder value.

Enthusiastically,

Timothy J Kilkenny
Chief Executive Officer


FULLNET COMMUNICATIONS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

                                                              (unaudited)
                                                               September 30,        December 31,
                                                                  1999                  1998
                                                           --------------------------------------

Cash                                                                192,573                  198
Accounts Receivable                                                  91,548               49,809
                                                           -----------------    -----------------
Total current assets                                                286,461               50,344
                                                           -----------------    -----------------

Property and equipment, net                                         129,962              176,999
Goodwill, net                                                       286,737              302,667
                                                           -----------------    -----------------
Total assets                                                        790,190              612,236
                                                           =================    =================

Trade accounts payable                                               88,064               73,578
Deferred revenues                                                    78,459               97,379
                                                           -----------------    -----------------
Total current liabilities                                           233,048              368,573
                                                           -----------------    -----------------

Notes payable                                                       603,080              697,926

Common stock                                                             21                   14
Common stock subscribed                                             186,767                    -
Additional paid in capital                                          537,547                  486
Accumulated deficit                                                (770,273)            (455,916)
                                                           -----------------    -----------------
Total shareholders' deficit                                         (45,938)            (455,416)
                                                           -----------------    -----------------

                                                           -----------------    -----------------
Total liabilities and shareholders' deficit                         790,190              612,236
                                                           =================    =================


FULLNET COMMUNICATIONS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 1999 and 1998                 (Unaudited)          (Unaudited)
                                                                  1999                  1998
                                                           -----------------    -----------------

Total revenues                                                      877,405              861,857

Selling, general and administrative expenses                        691,919              457,180
                                                           -----------------    -----------------

Loss from operations                                               (209,599)             (23,472)

                                                           -----------------    -----------------
Net loss                                                           (314,357)             (84,433)
                                                           =================    =================


FULLNET COMMUNICATIONS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 1999 and 1998
                                                              (Unaudited)          (Unaudited)
                                                                  1999                  1998
                                                           -----------------    -----------------

Net cash used in operating activities                              (111,299)             (23,596)
Net cash used in investing activities                               (13,707)            (205,393)
Net cash provided by financing activities                           317,381              272,707
                                                           -----------------    -----------------
Net increase in cash                                                192,375               43,718

Cash, beginning of period                                               198                    3
                                                           -----------------    -----------------
Cash, end of period                                                 192,573               43,721
                                                           =================    =================
